Exhibit 10.9

ALTENERGY ACQUISITION CORP

600 LEXINGTON AVENUE

9TH FLOOR

NEW YORK, NEW YORK 10022

January 28, 2023

AltEnergy, LLC

600 Lexington Avenue

9th Floor

New York, NY 10022

Re:	Administrative Services Agreement

Ladies and Gentlemen:

Reference is made to the Administrative Services Agreement by and among AltEnergy Acquisition Corp. (the “Company”), and AltEnergy, LLC (the “Provider”), dated October 28, 2021 (the “Agreement”). Capitalized terms used in this letter without definition have the meanings ascribed thereto in the Agreement.

This letter will confirm the agreement of the Company and Provider that, rather than be payable on a monthly basis, all payments due under clause (i) of the Agreement commencing with the monthly payment payable on or about February 28, 2023, shall accrue and be payable on the Termination Date.

Except as provided in the preceding paragraph, all other terms and provisions of the Agreement shall remain in full force and effect.

ALTENERGY ACQUISITION CORP.

By:	/s/ Andrea Dobi
Name: Andrea Dobi
Title: Secretary

AGREED TO AND ACCEPTED BY:

AltEnergy, LLC

By:	/s/ Russell Stidolph
Name: Russell Stidolph
Title: Manager